INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment Nos. 20 and 21 to Registration Statement No. 33-86102 of the John Hancock Institutional Series Trust on Form N-1A of our report dated April 8, 2004, appearing in the annual report to shareholders of the Independence Diversified Core Equity Fund II for the year ended February 29, 2004 and to references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
June 29, 2004